As filed with the Securities and Exchange Commission on August 29, 2017

Registration No. 333-31269

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	5411 (Primary Standard Industrial Classification Number)	74-1989366 (IRS Employer Identification No.)

550 Bowie Street, Austin, Texas 78703

(512) 477-4455

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Heather Stern

General Counsel and Global Vice President of Legal Affairs

Whole Foods Market, Inc.

550 Bowie Street, Austin, Texas 78703

(512) 477-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

(202) 955-8671

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Tender Offer)  ☐

Exchange Act Rule 14d-(1)(d) (Cross-Border Third-Party Tender Offer)  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-4 (the “Registration Statement”) filed by Whole Foods Market, Inc. (“Whole Foods Market”) with the Securities and Exchange Commission:

•	Registration No. 333-31269, filed on July 15, 1997, registering 4,676,872 shares of common stock of Whole Foods Market, no par value, in connection with an offer to exchange such securities for securities of Amrion, Inc. in connection with a merger.

Pursuant to the Agreement and Plan of Merger, dated as of June 15, 2017 (the “Merger Agreement”), by and among Amazon.com, Inc. (“Amazon”), Whole Foods Market, and Walnut Merger Sub, Inc., Whole Foods Market became a subsidiary of Amazon. As a result of the transaction contemplated by the Merger Agreement, Whole Foods Market has terminated all offerings of its securities pursuant to the Registration Statement and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WHOLE FOODS MARKET, INC. (REGISTRANT)

By:	/s/ John Mackey
John Mackey
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ John Mackey	Chief Executive Officer (Principal Executive Officer)	August 29, 2017
John Mackey

/s/ Keith Manbeck	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 29, 2017
Keith Manbeck

/s/ Keith Manbeck	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	August 29, 2017
Keith Manbeck

/s/ Michael D. Deal	Sole Director	August 29, 2017
Michael D. Deal

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